Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Mistras Group, Inc.
We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form S-1 of Mistras Group, Inc. of our report dated June 5, 2008, relating to the consolidated financial statements of Mistras Group, Inc. which appears in such Prospectus.
We also consent to the reference to us under the headings “Experts” in such Prospectus.
Amper, Politziner & Mattia LLP
(formerly Amper, Politziner & Mattia, P.C.)
September 12, 2008
Edison, New Jersey